UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2016

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2016, Aspen Insurance Holdings Limited’s wholly-owned subsidiary Aspen Bermuda Limited (“Aspen Bermuda”) and Citibank Europe plc (“Citi Europe”) amended the committed letter of credit facility, dated July 30, 2012, as amended on June 30, 2014 (the “LOC Facility”). The amendment to the LOC Facility extends the term of the LOC Facility to June 30, 2018 and provides a maximum aggregate amount of up to $550 million.

All other agreements relating to the LOC Facility, as previously filed with the U.S. Securities and Exchange Commission, remain in full force and effect and are incorporated herein by reference.

The summary above is qualified by the actual terms of the amendment to the LOC Facility which is filed hereto as exhibit 10.1.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant

The information contained above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed as part of this report:

10.1 Amendment to Letter of Credit Facility between Aspen Bermuda Limited and Citibank Europe plc, dated June 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: June 30, 2016	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer